UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2012

SCRIPPS NETWORKS INTERACTIVE, INC.

(Exact name of Registrant as specified in its charter)

Ohio	1-34004	61-1551890
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9721 Sherrill Boulevard Knoxville, Tennessee	37932
(Address of principal executive offices)	(Zip code)

(865) 694-2700

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2012, Scripps Networks Interactive, Inc. (the “Company”) amended its employment agreement with Kenneth W. Lowe, Chairman, President and Chief Executive Officer. The amendment extended the term of Mr. Lowe’s employment to December 31, 2015, with an automatic renewal of two successive one year terms unless the Company provides prior notice of its intention not to renew. The amendment also extended Mr. Lowe’s right to continued life insurance coverage to 24 months from the date of termination of employment and eliminated Mr. Lowe’s right to receive severance, including cash severance and incentives, upon non-renewal of the employment agreement.

The foregoing summary of the employment agreement amendment is qualified in its entirety by reference to the full text of the employment agreement amendment, a copy of which is attached as Exhibit 10.3 to this Form 8-K and is incorporated herein by reference.

On August 1, 2012, Mr. Lowe was granted 100,000 Restricted Share Units that generally vest 25% on August 1, 2013, 25% on August 1, 2014 and 50% on August 1, 2015 provided he remains in the continuous employment of the Company, with accelerated vesting upon his involuntarily termination (termination without cause or for good reason) or upon a change in control. Mr. Lowe will forfeit the unvested portion of the award upon voluntary termination (without good reason).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement between the Company and Kenneth W. Lowe (1)

10.2	Amendment to Employment Agreement between the Company and Kenneth W. Lowe (2)

10.3	Amendment No. 2 to Employment Agreement between the Company and Kenneth W. Lowe

(1)	Incorporated by reference to Scripps Networks Interactive, Inc. Current Report on Form 8-K dated March 29, 2010.
(2)	Incorporated by reference to Scripps Networks Interactive, Inc. Current Report on Form 8-K dated October 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

Date: August 3, 2012	By:	/s/ Joseph G. NeCastro
Joseph G. NeCastro
Chief Financial and Administrative Officer

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